Barzily&Co.
Certified Public Accountants
ברזלי ושות', רואי חשבון

Jerusalem, May 17, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sir/ Madam:

We have read the statements included in the Form 8-K of Hotel Outsource Management International Inc to be filed with the Securities and Exchange Commission on or about May 20, 2015 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our Firm.

Sincerely,

Barzily & Co.
Certified Public Accountants
A Member of MSI Worldwide

Member of msi Global Alliance Independent Legal & Accounting Firms

Jerusalem: Har Hotzvim, 19 Hartom st. 97775 Tel. 0732366200, Fax 9722-6231340
Tel-Aviv: Migdal Shalom, 9 Ahad Ha'am st. 65251 Tel 9723 5176383, Fax 9723-5176392
Haifa: Tirat Hacarmel 5 Haetgar st. 39032 Tel 9724 8200879, Fax 9724 8200873

ירושלים: הר חוצבים, רח' הרטום 19, 97775 טל. 073-2366200, פקס. 02-6231340
תל אביב: מגדל שלום, רח' אחד העם 9, 65251 טל. 03-5176383, פקס. 03-5176392
חיפה: טירת הכרמל, רח' האתגר 5, 39032 טל. 04-8200879, פקס. 04-8200873

www.barzily.co.il

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